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                                                                    EXHIBIT 10.3

CONFIDENTIAL

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 10th day of February, 2006, by and between Jay D. Sevigny, a resident of Franklin, Tennessee ("Employee"), and Gaylord Entertainment Company, a Delaware corporation having its corporate headquarters at One Gaylord Drive, Nashville, Tennessee 37214 (the "Company").


                                    RECITALS

         WHEREAS, Employee is currently employed by the Company as Executive Vice President and Chief Operating Officer of Gaylord Hotels;

         WHEREAS, Employee and the Company are parties to that certain Employment Agreement dated as of July 15, 2003 (the "2003 Employment Agreement"), as amended;

         WHEREAS, Employee wishes to resign as Executive Vice President of the Company and Chief Operating Officer of Gaylord Hotels, but desires to remain employed by the Company as Industry Relations Advisor on the terms set forth in this Agreement;

         WHEREAS, the Company desires to retain Employee as Industry Relations Advisor for the Company going forward on the terms outlined herein; and

         WHEREAS, Employee and the Company desire to resolve fully and finally all issues that may arise out of the cessation of Employee's employment as Executive Vice President of the Company and Chief Operating Officer of Gaylord Hotels.


                                    AGREEMENT

         In consideration of the premises and mutual promises herein contained, it is agreed as follows:


         1. EMPLOYEE'S DUTIES. Employee and the Company agree that Employee's duties as Executive Vice President and Chief Operating Officer of the Gaylord Hotels shall be substantially complete by February 10, 2006, and Employee's employment as Executive Vice President and Chief Operating Officer of the Gaylord Hotels will end on February 10, 2006.

         2. PREVIOUS EMPLOYMENT AGREEMENT. Employee and the Company are parties to a previous employment agreement dated July 15, 2003, and amended November 4, 2005 (the "2003 Employment Agreement"). Employee and the Company agree that the 2003 Employment Agreement is terminated, but both parties acknowledge that paragraphs 8, 9 and 10 shall survive



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CONFIDENTIAL


the termination of the 2003 Employment Agreement and the termination of employment referenced therein is February 15, 2007.

         3. COMPENSATION FOR EMPLOYMENT AS INDUSTRY RELATIONS ADVISOR. The Company and Employee agree that the Company will employ Employee as Industry Relations Advisor from February 10, 2006 until February 15, 2007 (the "Employment Period") pursuant to the following terms:

              (a) As compensation for the performance by Employee of his obligations under this Agreement, the Company shall pay to Employee the amount of $385,000, less applicable withholdings, taxes and deductions, with said amount to be paid in equal installments over the course of the Employment Period in accordance with the Company's normal and usual payroll schedule and practices. The first of such payments shall be made on the Company's normal payroll date following the Effective Date.

              (b) The Company shall continue to provide Employee with a vehicle allowance of $800 per month, less applicable withholdings, taxes and deductions, during the Employment Period to be paid along with the payment set forth in Paragraph 3(a), less applicable withholdings, taxes, and deductions beginning on the first payroll date following the Effective Date.

              (c) The Company shall pay to Employee any bonus he may have earned as a year-end bonus for 2005 pursuant to Paragraph 3(b) of the 2003 Employment Agreement. The year-end bonus, if any, shall be paid to Employee on or before February 28, 2006. Employee will not be eligible for a bonus for 2006.

         4. RETENTION PAYMENT. In exchange for Employee's remaining as an employee of the Company through February 15, 2007, the Company agrees to pay Employee a lump sum payment of Two Hundred and Fifty Thousand Dollars ($250,000) (the "Retention Payment"), less applicable taxes and withholdings, on February 15, 2007.

         5. DUTIES AS INDUSTRY RELATIONS ADVISOR. During the Employment Period, Employee will make himself available to consult with the Company with respect to its Hotel operations, and other matters as the Company may reasonably request. During the Employment Period, Employee agrees that he will be available to consult with and provide advice to the Company as needed. To the extent requested by the Company, Employee will assist in the training and education of the new Chief Operating Officer of Gaylord Hotels in order to ensure a smooth transition. Employee acknowledges that during the Employment Period he will not have the authority to bind the Company to agreements without the express written consent of the Company, and that during such time, he will report to and take instruction from the Company's Chief Executive Officer.




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CONFIDENTIAL


         6. BENEFITS. As an employee, and during the Employment Period, the Company shall provide Employee with the same employee benefits that he was receiving as an employee of the Company immediately prior to the date hereof, including without limitation, medical and dental coverage, and retirement savings, based upon his current elections under the Company's plans. Any changes made to these plans during the Employment Period shall apply equally to Employee. As of February 15, 2007, the end of the Employment Period, the Company represents:

              (a) Employee shall be eligible for continuation of health insurance benefits pursuant to COBRA for eighteen (18) months. Information regarding COBRA will be provided to Employee at the time of termination.

              (b) The Company will pay to Employee the vested amount currently held in his account under the Company's Supplemental Deferred Compensation Plan within ninety (90) days after the end of the Employment Period or according to Employee's payout election then in effect.

              (c) At the end of the Employment Period the Company will pay Employee his accrued benefit in the Company's Retirement Plan and Supplemental Executive Retirement Plan pursuant to which he is entitled to benefits as provided in those respective plans.

              (d) At the end of the Employment Period and with respect to the Company's 401(k) Plan Employee may leave his account in the 401(k) Plan or may elect to "roll" his account to another qualified plan or take a taxable distribution. Vesting of Employee 401(k) Plan matching contributions and earnings vesting will be determined as provided by the Plan.

         7. STOCK OPTIONS. As of the date of this Agreement, Employee has 131,875 Company stock options vested pursuant to the Company's 1997 Omnibus Stock Option and Incentive Plan (as amended). Additional stock options will vest as follows: 2,500 options will vest as of February 11, 2006; 3,125 options will vest as of January 1, 2007; 7,500 options will vest as of February 5, 2007; 8,125 options will vest as of February 6, 2007; and 3,750 options will vest as of February 9, 2007. Accordingly, at the successful completion of the Employment Period on February 15, 2007, Employee will have 156,875 vested stock options. Each of these options must be exercised within ninety (90) days of the end of the Employment Period. Employee and the Company agree that all other stock options, restricted stock, PARSUP units or other stock awards granted to Employee by the Company and not previously vested or exercised are hereby terminated.

         8. CONFIDENTIAL INFORMATION. In order to facilitate an orderly transition to a new Chief Operating Officer of Gaylord Hotels, as soon as practicable following the date of this Agreement, Employee agrees to return to the Company all files, memoranda, documents, records, copies of the foregoing, and any other property of the Company or its affiliates in Employee's possession, except Employee may (a) retain (i) records pertaining to any stock options or other compensation retained by his, (ii) insurance records, (iii) records reasonably required for federal income tax purposes, and (iv) personal information (contacts and calendared events) stored in his computer; and (b) remove from his former office any items of personal property (but the Company will have a right to have a representative designated by it present during such times).


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CONFIDENTIAL


         9. COMPANY POLICIES. Employee shall be subject to and shall comply with all codes of conduct, personnel policies and procedures applicable to senior executives of the Company, including, without limitation, policies regarding sexual harassment, conflicts of interest and insider trading. In addition, Employee will refrain from making to others any disparaging or other negative comments or statements with respect to the Company or persons employed by or associated with it. Company will also refrain from making disparaging or negative comments or statements about Employee.

         10. PURSUIT OF RELEASED CLAIMS. Employee represents that he has not filed any complaints or charges against the Company with any local, state or federal agency or Court related to Employee's employment with or separation from the Company and, so long as the Company makes the payments and provides Employee the benefits provided for in this Agreement, Employee will not do so at any time hereafter; and if any such agency or Court assumes jurisdiction of any such complaint or charge against the Company on behalf of Employee, Employee will request such agency or Court to withdraw from the matter.

         11. RELEASE BY EMPLOYEE.

              (a) As a material inducement to the Company to enter into this Agreement, Employee hereby irrevocably and unconditionally releases the Company and each of the Company's subsidiaries and affiliates, and their past and present officers, directors, employees, agents, administrators, successors and assigns (collectively "Releasees"), or any of them, from any and all claims, liabilities, causes of action and expenses (including attorney's fees and costs actually incurred), of any nature whatsoever pertaining to his employment with or separation from the Company, known or unknown (hereafter referred to as "Claim" or "Claims"), which Employee now has, owns or holds, or claims to have, own or hold, or which Employee at any time hereafter may have, own or hold, or claim to have, own or hold, against each or any of the Releasees; provided that nothing herein shall prevent or limit Employee's right to enforce the terms of this Agreement nor to claim damages for its breach.

              (b) This waiver also includes a release of any rights or claims Employee may have under the Age Discrimination in Employment Act, which prohibits age discrimination in employment; Title VII of the Civil Rights Act of 1964 and the Tennessee Human Rights Act, which prohibit discrimination in employment based on race, color, national origin, religion or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans With Disabilities Act, which prohibits discrimination on the basis of disability; 42 U.S.C. Sections 1981 and 1985; the Employee Retirement Income Security Act of 1974; or any other federal, state or local laws or regulations prohibiting employment discrimination. This also includes a release by Employee of any claims for wrongful discharge or any claims by the Company for wrongfully resigning employment. Because of this release, Employee understands that, subject to the exception in the last sentence of this paragraph and subject to the right of either party to initiate proceedings to enforce or recover damages for breach of this Agreement, Employee is giving up any right he may have to sue the Company for matters related to Employee's employment with or separation of employment from the Company. This waiver and release does not include, however, the release of any rights or claims that Employee may have under the Age Discrimination in Employment Act which arise after the date Employee signs this Agreement.


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CONFIDENTIAL


         12. ACKNOWLEDGEMENT; REVIEW PERIOD; REVOCATION. EMPLOYEE ACKNOWLEDGES AND UNDERSTANDS THAT:

              (a) He has been advised by the Company to consult with legal counsel of his choice prior to executing this Agreement and the general release provided for, and has had an opportunity to consult with and be advised by legal counsel of his choice, fully understands the terms of this Agreement, and enters into this Agreement freely and voluntarily and intending to be bound;

              (a) He has been given a period of twenty-one (21) days to review and consider the terms of this Agreement prior to executing it and that he may use as much of that such twenty-one (21) day period as he desires, and that any changes to this Agreement, whether material or not, made after it was originally presented to him will not restart the running of the twenty-one (21) day consideration period; and

              (a) Upon execution, Employee will have seven (7) days to revoke this Agreement by sending written notice to the Company at One Gaylord Drive, Nashville, TN 37214. This Agreement shall become effective and enforceable against the Company on the eighth day following the expiration of this seven (7) day revocation period, provided that the Employee does not revoke it (the "Effective Date").

         13. NOTICE. All notices required to be given by this Agreement shall be in writing and may be delivered personally (which notice shall be deemed to have been received upon delivery to the addressee at the address appearing below), or by Federal Express or other nationally recognized overnight courier guaranteeing overnight delivery (which notice shall be deemed to have been received on the date of delivery to the addressee at the address appearing below). The term "Business Day" as used herein shall mean every day except Saturdays, Sundays, and national holidays. Notice must be in writing and must be delivered to the addressee at the address appearing below and/or to such other persons and addresses as any party shall have specified in writing to the other by notice as aforesaid.

         Notice to the Company:

                  Gaylord Entertainment Company
                  One Gaylord Drive
                  Nashville, Tennessee  37214
                  Attention: General Counsel


         Notice to Employee:

                  Jay D. Sevigny

                  ---------------------

                  ---------------------


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CONFIDENTIAL


         14. CONFIDENTIALITY. Both parties represent and agree they will keep the terms (but not the existence) of this Agreement completely confidential, and that neither party will hereafter disclose any information concerning the terms of this Agreement to anyone, including, but by no means limited to, the public, press and media representatives, investors, and any past, present or prospective employee or applicant for employment of the Company; provided that:

                  (a) Employee may disclose information regarding this Agreement to his immediate family, financial and tax advisors, and legal counsel, but Employee shall be responsible for any disclosure made by such persons in violation hereof, and, further, Employee may disclose the requirements set forth in Section 10 hereof to any prospective employer or other person with whom Employee proposes to conduct business;

                  (b) The Company may disclose information as is necessary for the administration of the Agreement; and

                  (c) Either party may take any action authorized hereby or by law to enforce this Agreement or to recover damages for its breach, and no disclosure incidental thereto or made as a result of legal process (such as, for example, responses to interrogatories, subpoenas or other legal process) shall be deemed a violation hereof.

         15. ATTORNEYS' FEES. In the event that any dispute or litigation arises between the parties regarding this Agreement, the prevailing party shall be entitled to recover from the other party, and shall be awarded judgment against such other party, for reasonable attorneys' fees and expenses incurred by the prevailing party in such dispute or litigation.

         16. BINDING AGREEMENT. This Agreement shall be binding upon Employee and the Company and upon their respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of the Company and its agents and affiliates, and to their heirs, administrators, representatives, executors, successors and assigns.

         17. CHOICE OF LAW; CONSTRUCTION; VENUE. This Agreement is made and entered into in the State of Tennessee and shall, in all respects, be interpreted, enforced and governed under the laws of said State. The language of all parts of this Agreement shall, in all cases, be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties. Any action to enforce the Agreement shall be heard in the courts of Davidson County, Tennessee.




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CONFIDENTIAL


         18. ENTIRE AGREEMENT; AMENDMENT. This Agreement sets forth the entire agreement between the parties hereto and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof except as set forth in paragraph 2 hereof. Any amendment, waiver, or modification of this Agreement shall be effective only if in writing and signed by both the parties. If any part of this Agreement is found to be invalid, the parties agree that the remainder of the Agreement shall remain effective and enforceable.

         IN WITNESS WHEREOF, Employee and the Company have executed this Agreement as of the date first set forth above.


                                       GAYLORD ENTERTAINMENT COMPANY


                                       By:      /s/ Colin V. Reed
                                                -----------------
                                       Title:   Chief Executive Officer


                                       JAY D. SEVIGNY


                                          /s/ Jay D. Sevigny
                                          ------------------------
                                       Jay D. Sevigny








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